Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189009 on Form S-8 of our report dated June 6, 2019 appearing in this Annual Report on Form 11-K of Raven Industries, Inc. 401(k) Plan for the year ended December 31, 2018.

CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Minneapolis, Minnesota
June 6, 2019